Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-63026, 333-62869, 333-55972, 333-85150, 333-108223, 333-159505, and 333-231913 on Forms S-8 of our report dated June 24, 2022, relating to the financial statements and supplemental schedule of Morgan Stanley 401(k) Plan, appearing in this Annual Report on Form 11-K of Morgan Stanley 401(k) Plan, for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 24, 2022